UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GREENLANE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE
On April 24, 2020, Greenlane Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) for the Company’s 2020 Annual Meeting of Shareholders, to be held virtually at www.virtualshareholdermeeting.com/GNLN2020 on June 4, 2020 (the “Annual Meeting”). This supplement is being filed to correct inadvertent scriveners’ errors in the “Notice of Annual Meeting of Stockholders” with regard to the date of the Annual Meeting and the record date determined by the Board of Directors. The “Notice of Annual Meeting of Stockholders” contained in the Proxy Statement is hereby amended in its entirety as set forth below. Furthermore, any reference in the Proxy Statement to a URL for the virtual Annual Meeting other than www.virtualshareholdermeeting.com/GNLN2020 is hereby superseded to reference the foregoing URL.
Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the "Proxy Statement" shall be deemed to include the Proxy Statement as supplemented hereby.
GREENLANE HOLDINGS, INC.
1095 Broken Sound Parkway, Suite 300
Boca Raton, Florida 33847

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Greenlane Holdings, Inc. (the “Company”) will be held virtually via webcast at www.virtualshareholdermeeting.com/GNLN2020 on June 4, 2020, at 10:00 a.m. Eastern Time, for the following purposes:
(1) to elect the five director nominees named in the Proxy Statement;
(2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
(3) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.
The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on April 20, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on April 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the virtual meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.

By Order of the Board of Directors,
Douglas Fischer
General Counsel
Boca Raton, Florida
April 24, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.